Exhibit 10(hh)

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “First Amendment” or this “Amendment”) is entered into as of April 30, 2009, by and among HERCULES FUNDING II LLC, a Delaware limited liability company (“Borrower”), the lenders identified on the signature page hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (“Agent”), with reference to the following facts, which shall be construed as part of this First Amendment:

RECITALS

A. Borrower, Lenders and Agent have entered into that certain Loan and Security Agreement dated as of August 25, 2008 (as amended or modified from time to time, the “Loan Agreement”), pursuant to which Lenders and Agent are providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B. Borrower has requested that Lenders and Agent agree to amend certain provisions of the Loan Agreement, and Lenders and Agent are willing to do so to the extent provided in, and subject to the terms and conditions of, this First Amendment.

C. As of the date hereof, Wells Fargo Foothill is the sole Lender under the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

I. Ratification of Existing Loan Documents. Each of the parties acknowledges, confirms, and ratifies the provisions of the Loan Agreement and the other Loan Documents, which shall be unmodified and shall continue to be in full force and effect in accordance with their terms except as expressly provided under this First Amendment.

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1 Amendment to Minimum Tangible Net Worth Covenant for HTGC. Section 7.16 of the Loan Agreement is amended by deleting the existing text of Section 7.16(c) and replacing it with the following amended and restated version thereof:

(c) Minimum Tangible Net Worth of HTGC. Permit HTGC, on a consolidated basis with its Subsidiaries, to fail to maintain as of the end of each of its fiscal quarters a sum of Tangible Net Worth, plus Subordinated Debt, that satisfies the following tests, as applicable:

(i) if, as of the end of such fiscal quarter, the sum of (A) the aggregate Commitments under this Agreement plus (B) the aggregate amount of all other Indebtedness of HTGC and its Subsidiaries consisting of commitments for financing, does not exceed $250,000,000, then the sum of Tangible Net Worth, plus Subordinated Debt must be greater than or equal to the sum of (x) $250,000,000, plus (y) ninety percent (90%) of the cumulative amount of equity raised by HTGC from and after the Closing Date; and

(ii) if, as of the end of such fiscal quarter, the sum of (A) the aggregate Commitments under this Agreement plus (B) the aggregate amount of all other Indebtedness of HTGC and its Subsidiaries consisting of commitments for financing, exceeds $250,000,000, then the sum of Tangible Net Worth, plus Subordinated Debt must be greater than or equal to the sum of (x) $250,000,000, plus (y) the dollar amount by which the sum of the amounts described in the immediately preceding clauses (A) and (B) exceeds $250,000,000, plus (y) ninety percent (90%) of the cumulative amount of equity raised by HTGC from and after the Closing Date.

3. Conditions Precedent. Notwithstanding any other provision of this First Amendment, this First Amendment shall be of no force or effect and Lenders and Agent shall not have any obligations hereunder, unless and until each of the following conditions have been satisfied:

3.1 First Amendment and other Documents in Connection therewith. Agent shall have received this First Amendment, duly executed by Borrower, each Lender, and Agent; and

3.2 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

4. Representations and Warranties re Loan Agreement. Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Loan Agreement, are true and correct in all material respects as of the date hereof. Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this First Amendment, that constitutes or would constitute a Default or an Event of Default.

5. Miscellaneous.

5.1 Headings. The various headings of this First Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this First Amendment or any provisions hereof.

5.2 Counterparts. This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

5.3 Interpretation. No provision of this First Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

5.4 Complete Agreement. This First Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

5.5 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

5.6 Effect. Upon the effectiveness of this First Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof’ or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

5.7 Conflict of Terms. In the event of any inconsistency between the provisions of this First Amendment and any provision of the Loan Agreement, the terms and provisions of this First Amendment shall govern and control.

5.8 No Novation or Waiver. Except as specifically set forth in this First Amendment, the execution, delivery and effectiveness of this First Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or Lenders under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan and Security Agreement as of the day and year first above written.

HERCULES FUNDING II LLC, a Delaware limited liability company, as Borrower

By:	/s/ David M. Lund
Name:	David M. Lund
Title:	Chief Financial Officer

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent and as the sole Lender

By:	/s/ Aharon Tarnavsky
Name:	Aharon Tarnavsky
Title:	Vice President